UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2008 (December 8, 2008)

Atrisco Oil & Gas LLC
(Exact name of registrant as specified in its charter)

New Mexico	000-52246	56-2613010
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1730 Montano Road NW, Suite B, Albuquerque, New Mexico	87107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (505) 836-0306

401 Coors Blvd, NW Albuquerque, New Mexico 87121
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Not applicable.

(b)
On December 8, 2008, William F. Steadman resigned as a member of the Board of Directors of Atrisco Oil & Gas LLC (the “Company”). There were no disagreements between him and the Company or any officer or director of the Company.

(c)	Not applicable.

(d)	Not applicable.

(e)	Not applicable.

(f)	Not applicable.

Item 8.01 Other Events

For clarification purposes, Joe S. Chavez does not currently, and has not ever, served on the Board of Directors of the Company. In further clarification about the Company’s Board of Directors, Charles V. Pena, 57, has served on the Board of Directors of the Company since December 6, 2006. Prior to his service on the Board of Directors of the Company, Mr. Pena owned and operated CJ’s New Mexico Food Restaurant in Albuquerque, New Mexico, from 1991 until its sale in 2004. From 1996 to 2006, Mr. Pena served on the Board of Directors of Westland Development Co., Inc., an organization which owns the sole Class B Unit of the Company. Mr. Pena attended the University of New Mexico and the University of Albuquerque. Mr. Pena was selected to the board by vote, based on his prior relationship with Westland Development Co., Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

December 29, 2008

ATRISCO OIL & GAS LLC

By:	/s/ Peter Sanchez

Peter Sanchez
Chief Executive Officer